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                                                                     EXHIBIT 8.1

                               [WLRK LETTERHEAD]

                                                                October 26, 2000

Vivendi Universal
42, avenue de Friedland
75380 Paris Cedex 08
France

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form F-4 (the "Registration Statement") of Vivendi Universal (currently named Sofiee), a French societe anonyme ("Vivendi Universal"), relating to the merger of Vivendi, a French societe anonyme, with and into its subsidiary Vivendi Universal (the "Merger"), and the other merger transactions (as that term is used in the Registration Statement) undertaken in connection therewith.

     For purposes of the opinion set forth below, we have relied, with the consent of Vivendi and Vivendi Universal, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Vivendi and Vivendi Universal dated the date hereof, and have assumed that such statements and representations are and will remain complete and accurate through the effective time of the Merger and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied on upon the accuracy of the Registration Statement filed with the Securities and Exchange Commission in connection with the Merger and the other merger transactions. We have also assumed that (i) the transactions contemplated in the Merger agreement will be consummated in accordance therewith and as described in the Registration Statement and (ii) the Merger and the other merger transactions will be validly consummated in accordance with the applicable law.

     Our opinion, subject to the limitations and conditions set forth therein, concerning certain United States federal income tax consequences of the Merger, under currently applicable federal income tax law, is set forth in the discussion under the caption "TAX INFORMATION -- Tax Considerations for Vivendi Shareholders" in the Registration Statement.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ WACHTELL, LIPTON, ROSEN &
                                             KATZ
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